Exhibit 4.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated June 24, 2008, in this Registration Statement (Form S-6 No. 333-151718) of Smart Trust, Tax Free Income Trust (2008 Series C).

/s/ ERNST & YOUNG LLP ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 24, 2008